Exhibit 16.1

September 19, 2025

U.S. Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read PMGC Holdings Inc.’s (formerly Elevai Labs Inc.) registration statement on Form S-1 dated September 19, 2025, and we agree with the statements set forth in the Form S-1, insofar as they relate to our firm. We have no basis to agree or disagree with other statements made by the registrant contained therein.

Very truly yours,

/s/ TPS Thayer LLC
TPS Thayer LLC
Sugar Land, Texas